Exhibit 10.6

Contract # 9020256
  Leidy East

SERVICE AGREEMENT

between

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

and

WASHINGTON GAS LIGHT COMPANY

Dated
October 1, 2004

SERVICE AGREEMENT

     THIS AGREEMENT entered into this 29th day of SEPTEMBER, 2004, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as “Seller,” first party, and WASHINGTON GAS LIGHT COMPANY, hereinafter referred to as “Buyer,” second party,

WITNESSETH

     WHEREAS, by orders issued October 25, 2001 and October 23, 2002 in Docket Nos. CP01-389-000 and CP01-389-003, the Federal Energy Regulatory Commission (“FERC”) has authorized Seller’s Leidy East Expansion Project (referred to as “Leidy East Project”); and

     WHEREAS, Seller and Reliant Energy Services, Inc. (“Reliant”) are parties to that certain Rate Schedule FT Service Agreement, dated May 30, 2001 and amended on September 27, 2002 (and effective November 1, 2002), for firm transportation service of 25,000 dekatherms per day under the Leidy East Project (“Leidy East Agreement”); and

     WHEREAS, pursuant to Section 42.14 of the General Terms and Conditions of Seller’s FERC Gas Tariff, Reliant has permanently released all of its firm transportation capacity under the Leidy East Agreement to Buyer, and Buyer has agreed to accept such permanent release, effective as of October 1, 2004; and

     WHEREAS, Seller is willing to provide the requested firm transportation service for Buyer under the Leidy East Project pursuant to the terms and conditions of this agreement and Seller’s Rate Schedule FT commencing as provided in Article IV of this agreement.

     NOW, THEREFORE, Seller and Buyer agree as follows:

ARTICLE I
GAS TRANSPORTATION SERVICE

     1. Subject to the terms and provisions of this agreement and of Seller’s Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity (“TCQ”) of 25,000 dekatherms per day.

     2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 and, if applicable, Section 42 of the General Terms and Conditions of Seller’s FERC Gas Tariff.

ARTICLE II
POINT(S) OF RECEIPT

     Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller’s pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller’s pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller’s pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

1

SERVICE AGREEMENT
(CONTINUED)

     See Exhibit A, attached hereto, for points of receipt.

ARTICLE III
POINT(S) OF DELIVERY

     Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:

     See Exhibit B, attached hereto, for points of delivery and pressures.

ARTICLE IV
TERM OF AGREEMENT

     This agreement shall be effective as of October 1, 2004 and shall remain in force and effect until 9:00 a.m. Central Clock Time November 1, 2022 and thereafter until terminated by Seller or Buyer upon at least two year’s written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller’s reasonable judgment fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller’s Volume No. 1 Tariff. As set forth in Section 8 of Article II of Seller’s August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al., (a) pregranted abandonment under Section 284.221 (d) of the Commission’s Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller’s Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

ARTICLE V
RATE SCHEDULE AND PRICE

     1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller’s Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller’s FERC Gas Tariff as filed with the FERC, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions in Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

     2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller’s Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. 1 of this Tariff which relates to service under this agreement and which is incorporated herein.

     3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller’s Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer’s request for service under Seller’s Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

2

SERVICE AGREEMENT
(CONTINUED)

ARTICLE VI
MISCELLANEOUS

     1. This Agreement supersedes and cancels as of the effective date hereof the following contract(s) between the parties hereto: None

     2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

     4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

(a)	If to Seller: Transcontinental Gas Pipe Line Corporation P.O. Box 1396 Houston, Texas, 77251-1396 Attn: Director Marketing Services Transco (South)

(b)	If to Buyer: Washington Gas Light 6801 Industrial Road Springfield, Virginia 22151 Attn: DEPT. HEAD - ENERGY ACQUISITION

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

3

SERVICE AGREEMENT
(CONTINUED)

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Seller)

	By:	/s/ Frank J. Ferazzi
Frank J. Ferazzi
Vice President, Commercial Operations

WASHINGTON GAS LIGHT COMPANY
(Buyer)

	By:	/s/ Terry McCallister
`	Title:	PRESIDENT/ C.O.O.

4

SERVICE AGREEMENT
(CONTINUED)

Exhibit A

ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND WASHINGTON GAS LIGHT COMPANY, AS BUYER, DATED SEPTEMBER 29, 2004.

Seller’s
Cumulative
Daily Receipt
Point(s) of Receipt	Obligation (Dt/d)[1]
The point of interconnection between Seller and CNG Transmission Corporation at Leidy, Clinton County, Pennsylvania.	25,000*

The point of interconnection between Seller and National Fuel Gas Distribution Corporation at Leidy, Clinton County, Pennsylvania

*Note: The sum of the receipts from the points specified above, not inclusive of fuel and line loss make-up, may not exceed the TCQ of 25,000 dt/d except as permitted in Seller’s FERC Gas Tariff, as effective at the time of receipt.

1	These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof. Therefore, Buyer shall also deliver or cause to be delivered at the receipt points such additional quantities of gas in kind to be retained by Seller for compressor fuel and line loss make-up.

SERVICE AGREEMENT
(CONTINUED)

Exhibit B

ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND WASHINGTON GAS LIGHT COMPANY, AS BUYER, DATED SEPT. 29, 2004.

Maximum Daily
Point(s) of Delivery and Pressures [1]	Delivery Quantity (Dt/d)[2]
The point of interconnection between Seller’s, Leidy	25,000
Line and its Main line in Mercer County, New Jersey
(referred to as “Princeton Junction” or “Station 210”)

1	Pressure(s) shall not be less than fifty (50) pounds per square inch gauge or at such other pressures as may be agreed upon by Buyer and Seller.

2	Deliveries to or for the account of Buyer at the delivery point(s) shall be subject to the limits of the Delivery Point Entitlement (DPE’s), if applicable, of the entities receiving the gas at the delivery points, as such DPE’s are set forth in Transco’s FERC Gas Tariff, as amended from time to time.

SERVICE AGREEMENT
(CONTINUED)

Exhibit C

ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND WASHINGTON GAS LIGHT COMPANY, AS BUYER, DATED SEPTEMBER 29, 2004

Specification of Negotiated Rate and Term

Primary Term: 18 Years and 1 month

The Negotiated Reservation Rate shall be effective during the primary term of this Service Agreement

Negotiated Monthly Reservation Rate: ($/Dth) $6.39

Negotiated Daily Reservation Rate: ($/Dth) $0.21008

In addition to the negotiated reservation rate, Buyer shall be responsible for fuel retention, electric power charges, and all surcharges, except for the Great Plains Surcharge, applicable to Seller’s Rate Schedule FT Service as approved by the FERC. Fuel retention, electric power charges and applicable surcharges are subject to change from time to time as approved by the FERC.

Seller agrees not to file or cause to be filed with the FERC under Section 4 of the Natural Gas Act (“NGA”) to seek to modify the negotiated reservation rate, and Buyer agrees not to file or cause to be filed with the FERC any action, claim, complaint, or other pleading under Section 4 or 5 of the NGA, or to support or participate in any such proceeding initiated by any other party, relating to the negotiated reservation rate.